Exhibit 21.1

List of Subsidiaries of

Exantas Capital Corp.

Subsidiaries	State of Incorporation
Apidos CDO I, Ltd. (“TRS”)	Cayman Islands
Apidos CDO III, Ltd. (“TRS”)	Cayman Islands
Apidos Cinco CDO, Ltd (“TRS”)	Cayman Islands
Exantas Capital Corp. 2018-RSO6, Ltd.	Cayman Islands
Exantas Capital Corp. 2018-RSO6, LLC	Delaware
Exantas Capital Corp. 2019-RSO7, Ltd.	Cayman Islands
Exantas Capital Corp. 2019-RSO7, LLC	Delaware
Exantas Capital Corp. 2020-RSO8, Ltd.	Cayman Islands
Exantas Capital Corp. 2020-RSO8, LLC	Delaware
Exantas Real Estate Funding 2018-RSO6 Investor, LLC	Delaware
Exantas Real Estate Funding 2019-RSO7 Investor, LLC	Delaware
Exantas Real Estate Funding 2020-RSO8 Investor, LLC	Delaware
Exantas Real Estate LLC	Delaware
Exantas Real Estate SPE 1 LLC	Delaware
Exantas Real Estate SPE 2 LLC	Delaware
Exantas Real Estate TRS, Inc.	Delaware
Life Care Funding, LLC	New York
Long Term Care Conversion Funding, LLC	New York
Primary Capital Mortgage, LLC (F/K/A Primary Capital Advisors, LC)	Georgia
RCC Commercial II, Inc.	Delaware
RCC Commercial III, Inc.	Delaware
RCC Commercial, Inc.	Delaware
RCC HR Holdings, LLC	Delaware
RCC Prospect Holdings, LLC	Delaware
RCC Real Estate Acquisitions SPE, LLC	Delaware
RCC Real Estate SPE 4, LLC	Delaware
RCC Real Estate SPE 6, LLC	Delaware
RCC Real Estate SPE 7, LLC	Delaware
RCC Real Estate SPE 8, LLC	Delaware
RCC Real Estate, Inc.	Delaware
RCC Residential Portfolio, Inc.	Delaware
RCC TRS, LLC	Delaware
RCC Trust II	Delaware
Resource Capital Asset Management, LLC	Delaware
Resource Capital Trust I	Delaware
Resource TRS III, LLC	Delaware
Resource TRS LLC	Delaware
RSO EquityCO, LLC	Delaware
RSO REPO SPE TRUST 2015	New York
RSO REPO SPE TRUST 2017	New York
Whitney CLO, Ltd. (“TRS”)	Cayman Islands

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